EXHIBIT 99.1

Tandy Brands Reports Fiscal 2012 First Quarter Earnings Results

  SG&A expenses lowered by 23%
  Gift segment sales increased by $2.3 million to $5.2 million
  EBITDA turned positive
  Bottom-line improved $1.6 million to ($1.1 million)
  Announced new licensing agreements with Elie Tahari®, Miss Me® and The Sharper Image®

DALLAS, Nov. 10, 2011 (GLOBE NEWSWIRE) -- Tandy Brands Accessories, Inc. (Nasdaq:TBAC) today reported financial results for its first quarter ended September 30, 2011.

Net sales for the first quarter were $26.7 million, a decrease of $2.5 million versus the prior year first quarter. Gifts segment net sales of $5.2 million increased by $2.3 million over the prior year period primarily due to increased holiday shipments as a result of the previously announced Eddie Bauer® license and new programs under the company's totes® license. The decline reported in the Accessories segment net sales was a result of exited businesses and lower levels of replenishment orders by a key customer.

"We are pleased to see the results of two of our initiatives this quarter. First, our gifts segment delivered sales growth consistent with our expectations of 30% growth in fiscal 2012. Second, our previously announced restructuring initiatives reduced SG&A by over $2.7 million. Together these initiatives drove positive EBITDA and a $1.6 million bottom-line improvement," said Rod McGeachy, President and Chief Executive Officer of Tandy Brands.

First quarter fiscal 2012 gross margins as a percentage of net sales declined to 34.1 percent, compared to 34.9 percent in first quarter fiscal 2011. The decline was due to a slight change in sales mix, including a higher mix towards customer-direct shipments.

"Our customer-direct shipment programs pass the distribution costs on to our retail partners. This way we are able to offer lower margin programs which benefit us through lower SG&A costs while providing attractive margins to our customers," said McGeachy.

Total selling, general and administrative (SG&A) expense for the fiscal 2012 first quarter improved by $2.7 million over the prior year period. The 23 percent improvement was primarily due to decreases in compensation and facilities costs, and reduced costs for professional services.

Financial Position

Net cash used for operating activities was $5.3 million lower than the prior year as the company lowered Accessories inventory levels, collected receivables faster and borrowed earlier to purchase gift inventory.

"Our new borrowing agreement provides the flexibility to finance growth in our Gifts segment which benefited first quarter results and provided the inventory to meet second quarter sales demands. Inventory receipts and payments are earlier than last year showing our improved flow of goods to our retail partners," said McGeachy.

New Licenses

During the quarter, the company entered into new licensing agreements to sell products under the Elie Tahari®, Miss Me® and The Sharper Image® brands. Under the terms of the Elie Tahari and Miss Me agreements, the company will distribute belts to department stores and specialty and boutique retail locations. Under the terms of the The Sharper Image agreement, the company will distribute gifts to department stores, clubs and specialty stores.

"We are excited about these new license agreements with three prominent and well-known consumer brands. These brands are excellent additions to our portfolio and will help us to achieve the strategic objectives of increasing the mix of our business that is branded and diversifying our revenue base by growing with non-mass merchant customers. We expect to see the financial benefits of these new licenses in the second half of calendar 2012," said McGeachy. "Furthermore, we continue to seek additional licensing agreements with other nationally recognizable brands in the near-term."

Outlook

"We are making progress toward our long-term objectives and are determined to restore shareholder value. We are focused on improving operational execution, growing volume in our core product categories, continuing cost savings measures, and adding new licenses to our brand portfolio," said McGeachy.

About Tandy Brands

Tandy Brands is a leading designer and marketer of branded men's, women's and children's accessories, including belts, gifts and small leather goods. Merchandise is marketed under various national as well as private brand names through all major retail distribution channels.

Safe Harbor Language

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has based these forward-looking statements on its current expectations about future events, estimates and projections about the industry in which it operates. Forward-looking statements are not guarantees of future performance. Actual results may differ materially from those suggested by these forward-looking statements as a result of a number of known and unknown risks and uncertainties that are difficult to predict, including, without limitation, general economic and business conditions, competition in the accessories and gifts markets, acceptance of the Company's product offerings and designs, issues relating to distribution, the termination or non-renewal of any material licenses, the Company's ability to maintain proper inventory levels, and a significant decrease in business from or loss of any major customers or programs. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. Except as required under federal securities laws and the rules and regulations of the United States Securities and Exchange Commission, the Company does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Operations
(in thousands except per share amounts)

	Three Months Ended September 30
	2011	2010
Net sales	$ 26,743	$ 29,248
Cost of goods sold	17,611	19,037
Gross margin	9,132	10,211
Selling, general and administrative expenses	9,120	11,865
Depreciation and amortization	583	645
Acquisition related costs	--	30
Total operating expenses	9,703	12,540
Operating loss	(571)	(2,329)
Interest expense	(367)	(186)
Other (expense) income	(38)	43
Loss before income taxes	(976)	(2,472)
Income tax expense	99	216
Net loss	$ (1,075)	$ (2,688)
Loss per common share	$ (0.15)	$ (0.39)
Loss per common share assuming dilution	$ (0.15)	$ (0.39)
Common shares outstanding	7,080	6,970
Common shares outstanding assuming dilution	7,080	6,970

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands)

	September 30 2011	June 30 2011
Assets
Current assets:
Cash and cash equivalents	$ 229	$ 414
Restricted cash	--	1,450
Accounts receivable	12,501	14,286
Inventories	41,947	28,945
Other current assets	6,114	8,073
Total current assets	60,791	53,168
Property and equipment, net	6,321	6,525
Other assets:
Intangibles	4,728	4,936
Other assets	963	790
Total other assets	5,691	5,726
	$ 72,803	$ 65,419
Liabilities And Stockholders' Equity
Current liabilities:
Accounts payable	$ 12,330	$ 8,145
Accrued compensation	1,431	1,900
Accrued expenses	1,737	2,267
Note payable	23,604	17,935
Total current liabilities	39,102	30,247
Other liabilities	4,261	4,243
Stockholders' equity:
Preferred stock, $1.00 par value, 1,000 shares authorized, none issued	--	--
Common stock, $1.00 par value, 10,000 shares authorized, 7,062 shares and 7,075 shares issued and outstanding, respectively	7,062	7,075
Additional paid-in capital	34,121	34,119
Accumulated deficit	(13,393)	(12,318)
Other comprehensive income	1,650	2,053
Total stockholders' equity	29,440	30,929
	$ 72,803	$ 65,419

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Cash Flows
(in thousands)

	Three Months Ended September 30
	2011	2010
Cash flows used for operating activities:
Net loss	$ (1,075)	$ (2,688)
Adjustments to reconcile net loss to net cash used for operating activities:
Deferred income taxes	5	(2)
Doubtful accounts receivable provision	10	23
Depreciation and amortization	645	699
Stock compensation expense	10	185
Amortization of debt costs	117	17
Other	--	(19)
Changes in assets and liabilities:
Accounts receivable	1,685	(1,067)
Inventories	(13,280)	(17,560)
Other assets	1,623	3,315
Accounts payable	4,714	6,554
Accrued expenses	(970)	(1,290)
Net cash used for operating activities	(6,516)	(11,833)
Cash flows used for investing activities:
Purchases of property and equipment	(308)	(391)
Sales of property and equipment	--	43
Net cash used for investing activities	(308)	(348)
Cash flows provided by financing activities:
Change in cash overdrafts	(489)	(328)
Change in restricted cash	1,416	--
Net note borrowings	5,694	12,167
Net cash provided by financing activities	6,621	11,839
Effect of exchange-rate changes on cash and cash equivalents	18	1
Net decrease in cash and cash equivalents	(185)	(341)
Cash and cash equivalents beginning of year	414	830
Cash and cash equivalents end of period	$ 229	$ 489

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Non-GAAP Disclosures
(in thousands except per share amounts)

Our adjusted EBITDA, a non-GAAP measurement, is defined as net income (loss) before interest, taxes, depreciation and amortization, and certain acquisition-related and one-time items. Adjusted EBITDA is presented because we believe it provides useful information about our business activities and also is frequently used by securities analysts, investors, and other interested parties in evaluating a company's performance. Not all companies utilize identical calculations; therefore, our presentation of adjusted EBITDA may not be comparable to other identically titled measures of other companies. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our results of operations as reported under U.S. generally accepted accounting principles ("GAAP"). The following table reconciles our GAAP net income (loss) to the adjusted EBITDA disclosures.

	Three Months Ended September 30
	2011	2010
Net loss	$(1,075)	$(2,688)
Income taxes	99	216
Interest expense	367	186
Depreciation and amortization	583	645
Acquisition related costs	--	30
Other expense (income)	38	(43)
Adjusted EBITDA (loss)	$ 12	$(1,654)

We have provided our adjusted net income (loss) disclosure, a non-GAAP measurement, as we believe it is important for our stakeholders to understand the impact of certain items on our statements of operations. The following table reconciles our GAAP net income (loss) to the adjusted net income (loss) disclosure.

	Three Months Ended September 30
	2011	2010
Net loss	$(1,075)	$(2,688)
Acquisition related costs	--	30
Write-off unamortized debt costs	98	--
Adjusted net loss	$ (977)	$(2,658)
Common shares outstanding assuming dilution	7,080	6,970
Adjusted net loss per common share assuming dilution	($0.14)	($0.38)
CONTACT: Tandy Brands Accessories, Inc.
         Rod McGeachy
         President and Chief Executive Officer
         214-519-5200

         Investor Relations
         Chuck Talley
         Chief Accounting Officer
         214-519-5200